UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

FIRST MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA	0-17071	35-1544218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Jackson Street
Muncie, Indiana	47305-2814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 747-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Agreement.

On May 13, 2013, First Merchants Corporation, an Indiana corporation (“First Merchants”), and CFS Bancorp, Inc., an Indiana corporation (“Citizens”), entered into an Agreement of Reorganization and Merger (the “Merger Agreement”), pursuant to which, Citizens will, subject to the terms and conditions of the Merger Agreement, merge with and into First Merchants (the “Merger”), whereupon the separate corporate existence of Citizens will cease and First Merchants will survive. Immediately following the Merger, Citizens Financial Bank, a federal savings bank and wholly-owned subsidiary of Citizens, will be merged with and into First Merchants Bank, National Association, a national bank and wholly-owned subsidiary of First Merchants, with First Merchants Bank, National Association as the surviving bank. Based on the closing price of First Merchants’ common stock on May 10, 2013 of $16.14 per share, the transaction value is estimated at approximately $115 million. The transaction is expected to be a tax-free stock exchange for those Citizens shareholders receiving First Merchants’ common stock pursuant to the Merger. Subject to Citizens’ and First Merchants’ common shareholders’ approval of the Merger, regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger in the fourth quarter of 2013. A copy of the Merger Agreement is filed as Exhibit 2.1 and incorporated herein by reference.

The Boards of Directors of both First Merchants and Citizens have approved the Merger Agreement. The members of the Board of Directors of Citizens have entered into a Voting Agreement pursuant to which they have agreed to vote their shares of Citizens common stock in favor of the Merger. A copy of the Voting Agreement is filed as Exhibit 10.1 and incorporated herein by reference.

Subject to the terms and conditions of the Merger Agreement, upon the completion of the Merger, each share of outstanding Citizens common stock, $0.01 par value per share, will be converted into 0.65 shares (the “Exchange Ratio”) of First Merchants common stock, $0.125 stated value per share. The Exchange Ratio is subject to adjustments for stock splits, stock dividends, recapitalization, or similar transactions, or as otherwise described in the Merger Agreement. Immediately prior to the Merger, each outstanding share of Citizens restricted stock will automatically vest and, upon the Merger, will also be converted into First Merchants common stock pursuant to the Exchange Ratio. First Merchants will pay cash in lieu of any fractional shares of First Merchants common stock resulting from exchange of shares of Citizens common stock or restricted stock, all at a price and as adjusted pursuant to the Merger Agreement. Immediately prior to the Merger, Citizens stock options will fully vest, and, upon the Merger, all Citizens stock options will automatically convert into stock options to purchase First Merchants common stock on the same terms and conditions as were applicable under the terms of the Citizens option plan under which such Citizens options were granted and the applicable award agreements thereunder. In such a case, the number of shares of First Merchants common stock subject to such a converted option will equal the product of (i) the number of shares of Citizens’ common stock purchasable upon exercise of the original Citizens option and (ii) the Exchange Ratio, and rounded down to the nearest whole share. The price per share to exercise such converted option will equal (i) the exercise price per share of Citizens common stock under the original Citizens option divided by (ii) the Exchange Ratio, and rounded up to the nearest cent.

The Merger Agreement contains representations, warranties and covenants of Citizens and First Merchants, including, among others, covenants (i) to, subject to certain exceptions as more fully set forth in the Merger Agreement, conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) prohibiting Citizens, subject to certain exceptions more fully set forth in the Merger Agreement, from engaging in certain kinds of transactions during such period. The Board of Directors of each company has adopted a resolution recommending the approval and adoption of the Merger Agreement by its respective shareholders, and each party has agreed to hold a shareholder meeting to put the Merger before their shareholders for consideration. Citizens has also agreed, for a period of time and subject to exceptions set forth in the Merger Agreement, not to (i) solicit proposals relating to alternative business combination transactions or (ii) enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

Consummation of the Merger is subject to various conditions, including, among others, (i) requisite approvals of the holders of Citizens and First Merchants common stock; (ii) effectiveness of a Form S-4 registration statement relating to the First Merchants common stock to be issued in the Merger and listing of the First Merchants common stock to be issued in the Merger on the NASDAQ Global Select Market; and (iii) receipt of regulatory approvals.

The Merger Agreement contains certain termination rights for both First Merchants and Citizens. Under certain circumstances, termination of the Merger Agreement by Citizens may result in the payment of a termination fee to First Merchants, all as more fully described in the Merger Agreement.

The foregoing description of the Merger Agreement and the Voting Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement and the Voting Agreement, which are filed as Exhibits 2.1 and 10.1, respectively, and, as mentioned above, are incorporated by reference.

Item 7.01. Regulation FD Disclosure.

On May 13, 2013, First Merchants and Citizens issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In addition, on May 13, 2013, First Merchants intends to provide supplemental information regarding the Merger in connection with a conference call with analysts and investors. A copy of the slides that will be made available in connection with the call is attached hereto as Exhibit 99.2 and incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This filing contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the benefits of the Merger, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits, whether with respect to the Merger or otherwise.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of the First Merchants and Citizens will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required governmental and stockholder approvals, and the ability to complete the Merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of First Merchants and Citizens to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate banks; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with the First Merchants’ business; and other risks and factors identified in each of First Merchants’ filings with the Securities and Exchange Commission.

First Merchants does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this presentation or news release. In addition, First Merchants’ and Citizens’ past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not.

ADDITIONAL INFORMATION FOR SHAREHOLDERS

The proposed Merger will be submitted to First Merchants’ and Citizens’ stockholders for their consideration. In connection with the proposed Merger, First Merchants will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement for First Merchants and Citizens and a Prospectus of First Merchants, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING PROXY STATEMENT AND PROSPECTUS REGARDING THE MERGER WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY ALL CONTAIN IMPORTANT INFORMATION. Once filed, you may obtain a free copy of the Proxy Statement and Prospectus, when they become available, as well as other filings containing information about First Merchants and Citizens, at the SEC’s Web Site (http://www.sec.gov). You may also obtain these documents, free of charge, by accessing First Merchants’ Web site (http://www.firstmerchants.com) under the tab “Investors,” then under the heading “Financial Information,” and finally under the link “SEC Filings,” or by accessing Citizens’ Web Site (http://www.mybankcitizens.com) under the “Investor Relations” tab, then under the “Financial Documents” tab, and finally under the link “SEC Filings.”

First Merchants and Citizens and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Merchants and Citizens in connection with the proposed Merger. INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF FIRST MERCHANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FOR FIRST MERCHANTS’2013 ANNUAL MEETING OF SHAREHOLDERS FILED WITH THE SEC ON MARCH 29, 2013 AND FIRST MERCHANTS’ ANNUAL REPORT ON FORM 10-K FILED ON MARCH 15, 2013. INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF CITIZENS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT FOR CITIZENS’ 2013 ANNUAL MEETING OF SHAREHOLDERS FILED WITH THE SEC ON APRIL 2, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement and Prospectus regarding the proposed Merger when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

2.1	Agreement of Reorganization and Merger between First Merchants Corporation and CFS Bancorp, Inc. dated as of May 13, 2013

10.1	Voting Agreement dated May 13, 2013, by and among First Merchants Corporation and certain shareholders of CFS Bancorp, Inc.

99.1	Joint Press Release dated May 13, 2013

99.2	Conference Call Presentation, May 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 13, 2013

FIRST MERCHANTS CORPORATION

By:	/s/ Mark K. Hardwick
Mark K. Hardwick,
Executive Vice President and
Chief Financial Officer